                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Commerce Bancorp, Inc. 401(k) Retirement Plan of our report dated January 24, 1997, with respect to the consolidated financial statements and schedules of Commerce Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 9,  1997